News Release
Brunswick Corporation 26125 N. Riverwoods Blvd., Suite 500, Mettawa, IL 60045
Telephone 847.735.4700

Release:	IMMEDIATE
Contact:	Neha Clark
Senior Vice President Enterprise Finance
Phone:	847-735-4001

Contact:	Lee Gordon
Vice President - Brunswick Global Communications & Public Affairs
Phone:	847-735-4003
Email:	lee.gordon@brunswick.com

Brunswick Reports Fourth Quarter and Full-Year Results

Strong Fourth Quarter Delivers Record Full-Year Revenue, Operating Margin, and Earnings
Full-Year GAAP Diluted EPS of $9.06 and As Adjusted Diluted EPS of $10.03
Fourth Quarter GAAP Diluted EPS of $1.93 and As Adjusted Diluted EPS of $1.99
2023 Guidance: Net Sales Between $6.8 and $7.2 Billion; Adjusted Diluted EPS Range of $9.50 - $11.00

METTAWA, Ill., February 2, 2023 -- Brunswick Corporation (NYSE: BC) today reported full-year and fourth quarter results for 2022:
2022 Full-Year Highlights:

	FY 2022
in millions (except per share data)	GAAP	Change		As Adjusted	Change
Net Sales	$6,812.2	16.5%		$6,812.2	16.5%
Operating Earnings	$947.8	16.6%		$1,048.7	18.3%
Operating Margin	13.9%	—	bps	15.4%	20	bps
Diluted EPS from Continuing Operations	$9.06	19.4%		$10.03	21.1%

bps = basis points

Fourth Quarter 2022 Highlights:

	Q4 2022
in millions (except per share data)	GAAP	Change		As Adjusted	Change
Net Sales	$1,582.7	10.6%		$1,582.7	10.6%
Operating Earnings	$191.6	57.3%		$202.2	29.4%
Operating Margin	12.1%	360	bps	12.8%	190	bps
Diluted EPS from Continuing Operations	$1.93	47.3%		$1.99	38.2%

bps = basis points
"Another strong performance in the fourth quarter capped an outstanding 2022 in which Brunswick delivered record sales, operating margins, and operating earnings, with our boat business' full-year adjusted operating margin exceeding 10 percent for the first time in company history" said David Foulkes, Brunswick Chief Executive Officer. "Our exceptional operating performance and cost containment in a challenging macro-economic environment continues to highlight the strength of our businesses, our leaders, and the durability of our portfolio and earnings profile. Further, our flexible and prudent capital strategy enables robust investment in new products, capacity, and technology to drive future growth, and at the same time delivers strong shareholder returns.
Our propulsion business delivered another quarter of strong top-line and earnings growth. Favorable product mix and pricing actions taken earlier in the year led to higher sales and operating margins than the prior year quarter. Mercury's sustained investment in outboard engines continues to deliver strong returns, as Mercury has gained ~300 basis points of overall retail share in the U.S. and more than 10 percentage points in over 300hp engines since December 2019. Our previously announced project to increase capacity at our Fond du Lac, WI campus, primarily for higher horsepower outboards, is materially complete and will enable increased production for recently underserved international and repower channels, together with new and existing OEM customers in 2023 and beyond.

Our parts and accessories businesses returned to more normal seasonality in the quarter, though still delivered earnings and margin growth as anticipated. Sales were impacted by certain headwinds, including currency, leading to slightly lower top-line performance; however, on a full year basis, revenue was down less than 1 percent excluding the impact of currency and acquisitions versus a record 2021. Operating earnings and margin growth was broad based across P&A businesses in the quarter, with notably strong growth in the legacy Navico business as optimized pricing coupled with the initial benefits of the redesigned organization and spending containment offset higher input costs and unfavorable currency impacts.
Lastly, our boat business delivered exceptional top-line and earnings growth in the quarter, reaching 10.2 percent full-year adjusted operating margins, while continuing to ensure healthy pipeline inventory levels as we enter 2023. Strong demand for our new products, operational efficiencies and diligent supply chain management, more than offset inflationary factors to deliver outstanding performance. Finally, Freedom Boat Club had another strong quarter, continuing to integrate its 2022 acquisitions while growing membership and attracting a younger and increasingly diverse customer base. Our Southwest Florida operations, which were impacted by Hurricane Ian at the end of the third quarter, have substantially recovered and all locations have now reopened. Over the past twelve months, Freedom added many new locations in the U.S. and Europe, and now has more than 370 locations and a fleet of approximately 5,000 boats with an increasing percentage of Brunswick boats and engines," Foulkes concluded.

2022 Fourth Quarter Results

For the fourth quarter of 2022, Brunswick reported consolidated net sales of $1,582.7 million, up from $1,431.0 million in the fourth quarter of 2021. Diluted EPS for the quarter was $1.93 on a GAAP basis and $1.99 on an as adjusted basis. Sales growth resulted from steady demand, successful new product introductions, and pricing implemented in previous quarters, partially offset by unfavorable changes in foreign currency exchange rates. All segments contributed to the strong operating earnings and margin growth versus the fourth quarter of 2021, with net sales growth, coupled with prudent cost containment efforts, being partially offset by higher input costs and spending on growth initiatives, our ACES innovation strategy, and new product technology. Additionally, versus the fourth quarter of 2021:
Propulsion segment reported a 17 percent increase in sales due to continued gains in global sales volume, favorable product mix, and higher prices compared to prior year. Robust operating earnings growth resulted from increased sales and lower operating expenses, offsetting higher inflationary costs and investments in capacity expansion.

Parts and Accessories segment reported an 8 percent decrease in sales as the impact of unfavorable foreign currency exchange rates, return to more normal seasonality in the marine channel, and slower retailer restocking continued in the quarter. Segment operating margins increased in the quarter with the slight net sales decline more than offset by pricing net of costs and lower operating expenses.

Boat segment reported a 26 percent increase in sales with higher wholesale volume partially offset by selective discounting. Freedom Boat Club, which is part of our Business Acceleration division, delivered another strong quarter, contributing approximately 5 percent of sales to the segment. Segment operating margin was 10.8 percent as increased sales, improved mix, and pricing more than offset continued cost inflation.

Review of Cash Flow and Balance Sheet

Cash and marketable securities totaled $613.0 million at the end of 2022, up $245.5 million from year-end 2021 levels.

Net cash provided by operating activities during the year of $580.4 million includes net earnings net of non-cash items, partially offset by the impact of higher working capital needs, including increased inventory levels to ensure manufacturing continuity necessary to meet demand and rebuild pipeline inventories.

Investing and financing activities resulted in net cash used of $332.4 million during 2022, including the issuance of $750.0 million of 10-year and 30-year notes in the first quarter for general corporate purposes and $42.5 million cash benefit from cross-currency swap settlements, net of $450.0 million of share repurchases, $388.3 million of capital expenditures, $108.6 million of dividend payments, $93.8 million of cash paid for acquisition of businesses, net of cash acquired, and $59.1 million of long-term debt repayments.

2023 Outlook

"Despite an uncertain macro-economic backdrop, we remain extremely focused on executing our 2025 strategic plan and are confident we will continue to deliver healthy shareholder returns in 2023. Our strong operational performance and continued investments in new products and growth, coupled with a focus on cost containment activities and a prudent yet flexible capital strategy, provides the necessary controllable levers to drive growth even in uncertain consumer or business environments. The successful launch of our electrified propulsion, boat and power management products this January at the Consumer Electronics Show and the Dusseldorf Boat Show, which generated enormous consumer response, adds to our extensive and unique portfolio and positions us for a very exciting 2023," said Foulkes.

"Accordingly, we are providing the following guidance for 2023, anticipating:
1.U.S. marine industry retail unit sales to be down modestly versus 2022, with premium segments performing better than certain value segments;
2.Net sales between $6.8 billion and $7.2 billion;
3.Adjusted operating margin of approximately 15%;
4.Operating expenses flat to increase slightly as a percent of sales, with continued, focused spending on ACES and other growth initiatives;
5.Free cash flow in excess of $375 million;
6.Adjusted diluted EPS in the range of $9.50 - $11.00; and
7.First quarter 2023 flat to slight revenue growth over first quarter 2022, and adjusted EPS between $2.30 and $2.40.

Let me close by relaying my extreme appreciation and gratitude to all of our Brunswick employees around the world as well as our many partners for their incredible execution, innovation, and support to deliver such a fantastic year in a challenging environment.

Finally, I hope you will join us on Thursday afternoon, February 16 at the Miami Boat Show for an Investor and Analyst Event as we showcase our many exciting new products and demonstrate the power of our technology and our enterprise synergies," Foulkes concluded.

Use of Non-GAAP Financial Information

A reconciliation of GAAP to non-GAAP financial measures used in this release, including adjusted operating earnings, adjusted operating margin, free cash flow, and adjusted diluted EPS, is provided in the reconciliation sections of the consolidated financial statements accompanying this release.

In order to better align Brunswick's reported results with the internal metrics used by Brunswick's management to evaluate business performance as well as to provide better comparisons to prior periods and peer data, non-GAAP measures used in this release exclude the impact of purchase accounting amortization related to acquisitions, among other adjustments.

Brunswick does not provide forward-looking guidance for certain financial measures on a GAAP basis because it is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include restructuring, exit and impairment costs, special tax items, acquisition-related costs, and certain other unusual adjustments.

Conference Call Scheduled

Brunswick will host a conference call today at 10 a.m. CST, hosted by David M. Foulkes, chief executive officer, Ryan M. Gwillim, executive vice president and chief financial officer, and Neha Clark, senior vice president enterprise finance. The call will be broadcast over the Internet at www.brunswick.com/investors. To listen to the call, go to the website at least 15 minutes before the call to register, download, and install any needed audio software.

See Brunswick’s website for slides used to supplement conference call remarks at www.brunswick.com/investors.

Security analysts and investors wishing to participate via telephone should call 877-900-9524 (no password needed). Callers outside of North America should call 412-902-0029 (no password needed) to be connected. These numbers can be accessed 15 minutes before the call begins, as well as during the call. A replay of the conference call will be available through 1 p.m. CST Thursday February 9, 2023, by calling 877-660-6853 or 201-612-7415 (Access ID: 13735328). The replay will also be available at www.brunswick.com/investors.

Forward-Looking Statements

Certain statements in this news release are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on current expectations, estimates, and projections about Brunswick’s business and by their nature address matters that are, to different degrees, uncertain. Words such as “may,” “could,” “should,” “expect,” "anticipate," "project," "position," “intend,” “target,” “plan,” “seek,” “estimate,” “believe,” “predict,” “outlook,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that may cause actual results to differ materially from expectations as of the date of this news release. These risks include, but are not limited to: the effect of adverse general economic conditions, including the amount of disposable income consumers have available for discretionary spending; fiscal and monetary policy concerns; adverse capital market conditions; changes in currency exchange rates; higher energy and fuel costs; competitive pricing pressures; interest-rate risk related to our debt; the coronavirus (COVID-19) pandemic and the emergence of variant strains; actual or anticipated increases in costs, disruptions of supply, or defects in raw materials, parts, or components we purchase from third parties, including as a result of pressures due to the pandemic; supplier manufacturing constraints, increased demand for shipping carriers, and transportation disruptions; managing our manufacturing footprint; adverse weather conditions, climate change events and other catastrophic event risks; international business risks, geopolitical tensions or conflicts, sanctions, embargoes, or other regulations; our ability to develop new and innovative products and services at a competitive price; our ability to meet demand in a rapidly changing environment; loss of key customers; absorbing fixed costs in production; risks associated with joint ventures that do not operate solely for our benefit; our ability to integrate acquisitions, including Navico, and the risk for associated disruption to our business; the risk that unexpected costs will be incurred in connection with the Navico transaction or the possibility that the expected synergies and value creation from the transaction will not be realized or will not be realized within the expected time period; our ability to successfully implement our strategic plan and growth initiatives; attracting and retaining skilled labor, implementing succession plans for key leadership, and executing organizational and leadership changes; our ability to identify, complete, and integrate targeted acquisitions; the risk that strategic divestitures will not provide business benefits; maintaining effective distribution; risks related to dealers and customers being able to access adequate financing; requirements for us to repurchase inventory; inventory reductions by dealers, retailers, or independent boat builders; risks related to the Freedom Boat Club franchise business model; outages, breaches, or other cybersecurity events regarding our technology systems, which could affect manufacturing and business operations and could result in lost or stolen information and associated remediation costs; our ability to protect our brands and intellectual property; changes to U.S. trade policy and tariffs; any impairment to the value of goodwill and other assets; product liability, warranty, and other claims risks; legal, environmental, and other regulatory compliance, including increased costs, fines, and reputational risks; changes in income tax legislation or enforcement; managing our share repurchases; and risks associated with certain divisive shareholder activist actions.
Additional risk factors are included in the Company’s Annual Report on Form 10-K for 2021 and in
subsequent Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date on which they are made, and Brunswick does not undertake any obligation to update them to reflect events or circumstances after the date of this news release.

About Brunswick

Brunswick Corporation (NYSE: BC) is the global leader in marine recreation, delivering innovation that transforms experiences on the water and beyond. Our unique, technology-driven solutions are informed and inspired by deep consumer insights and powered by our belief that “Next Never Rests™”. Brunswick is dedicated to industry leadership, to being the best and most trusted partner to our many customers, and to building synergies and ecosystems that enable us to challenge convention and define the future. Brunswick is home to more than 60 industry-leading brands. In the category of Marine Propulsion, these brands include, Mercury Marine, Mercury Racing and MerCruiser. Brunswick’s comprehensive collection of parts, accessories, distribution, and technology brands includes Mercury Parts & Accessories, Land ‘N’ Sea, Lowrance, Simrad, B&G, Mastervolt, RELiON, Attwood and Whale. Our boat brands are some of the best known in the world, including Boston Whaler, Lund, Sea Ray, Bayliner, Harris Pontoons, Princecraft and Quicksilver. Our service, digital and shared-access businesses include Freedom Boat Club, Boateka and a range of financing, insurance, and extended warranty businesses. While focused primarily on the marine industry, Brunswick also successfully leverages its portfolio of advanced technologies to deliver an exceptional suite of solutions in mobile and industrial applications. Headquartered in Mettawa, IL, Brunswick has more than 18,500 employees operating in 29 countries. In 2022, Brunswick was named by Forbes as a World’s Best Employer and as one of America’s Most Responsible Companies by Newsweek, both for the third consecutive year. For more information, visit www.Brunswick.com.

Brunswick Corporation
Comparative Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	Three Months Ended			Twelve Months Ended
	December 31, 2022	December 31, 2021	% Change	December 31, 2022	December 31, 2021	% Change
Net sales	$1,582.7	$1,431.0	11%	$6,812.2	$5,846.2	17%
Cost of sales	1,154.4	1,054.2	10%	4,865.0	4,180.2	16%
Selling, general and administrative expense	185.3	207.5	(11)%	771.4	697.8	11%
Research and development expense	50.9	47.4	7%	202.9	154.5	31%
Restructuring, exit and impairment charges	0.5	0.1	NM	25.1	0.8	NM
Operating earnings	191.6	121.8	57%	947.8	812.9	17%
Equity earnings	1.2	0.8	50%	4.0	2.3	74%
Other expense, net	(4.8)	(2.4)	100%	(6.1)	(6.8)	(10)%
Earnings before interest and income taxes	188.0	120.2	56%	945.7	808.4	17%
Interest expense	(27.7)	(18.8)	47%	(98.1)	(65.9)	49%
Interest income	3.6	0.2	NM	6.1	2.1	NM
Loss on early extinguishment of debt	—	—	NM	(0.1)	(4.2)	(98)%
Transaction financing charges	—	—	NM	—	(4.0)	(100)%
Earnings before income taxes	163.9	101.6	61%	853.6	736.4	16%
Income tax (benefit) provision	23.6	(0.4)	NM	172.3	141.0	22%
Net earnings from continuing operations	$140.3	$102.0	38%	$681.3	$595.4	14%

Net loss from discontinued operations, net of tax	1.4	(0.5)	NM	(4.3)	(2.1)	NM
Net earnings	$141.7	$101.5	40%	$677.0	$593.3	14%

Earnings per common share:
Basic
Earnings from continuing operations	$1.93	$1.32	46%	$9.11	$7.65	19%
Loss from discontinued operations	0.02	(0.01)	NM	(0.06)	(0.02)	NM
Net earnings	$1.95	$1.31	49%	$9.05	$7.63	19%

Diluted
Earnings from continuing operations	$1.93	$1.31	47%	$9.06	$7.59	19%
Loss from discontinued operations	0.02	(0.01)	NM	(0.06)	(0.02)	NM
Net earnings	$1.95	$1.30	50%	$9.00	$7.57	19%

Weighted average shares used for computation of:
Basic earnings per common share	72.5	77.4		74.8	77.8
Diluted earnings per common share	72.8	78.0		75.2	78.4

Effective tax rate	14.4%	(0.4)%		20.2%	19.1%

NM = not meaningful

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Consolidated
(in millions, except per share data)
(unaudited)

	Three Months Ended
	Operating Earnings		Diluted Earnings Per Share
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP	$191.6	$121.8	$1.93	$1.31
Restructuring, exit and impairment charges	0.5	0.1	—	—
Purchase accounting amortization	13.5	23.0	0.14	0.23
Acquisition, integration, and IT related costs	(3.4)	11.4	(0.04)	0.11
Special tax items	—	—	(0.04)	(0.21)
As Adjusted	$202.2	$156.3	$1.99	$1.44

GAAP operating margin	12.1%	8.5%
Adjusted operating margin	12.8%	10.9%

	Twelve Months Ended
	Operating Earnings		Diluted Earnings Per Share
	December 31, 2022	December 31, 2021	December 31, 2022	December 31, 2021
GAAP	$947.8	$812.9	$9.06	$7.59
Restructuring, exit and impairment charges	25.1	0.8	0.25	0.01
Purchase accounting amortization	65.0	45.7	0.65	0.46
Acquisition, integration, and IT related costs	10.8	24.3	0.11	0.27
Sport Yacht & Yachts	—	3.8	—	0.04
Palm Coast reclassified from held-for-sale	—	0.8	—	0.01
Gain on sale of assets	—	(1.5)	—	(0.01)
Special tax items	—	—	(0.04)	(0.13)
Loss on early extinguishment of debt	—	—	—	0.04
As Adjusted	$1,048.7	$886.8	$10.03	$8.28

GAAP operating margin	13.9%	13.9%
Adjusted operating margin	15.4%	15.2%

Brunswick Corporation
Selected Financial Information
(in millions)
(unaudited)

Segment Information - GAAP

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021
Propulsion	$669.5	$570.5	17.4%	$112.6	$90.6	24.3%	16.8%	15.9%
Parts & Accessories	466.6	505.6	(7.7)%	49.3	28.9	70.6%	10.6%	5.7%
Boat	547.5	433.0	26.4%	58.9	32.4	81.8%	10.8%	7.5%
Corporate/Other	—	—		(29.2)	(30.1)	(3.0)%
Segment Eliminations	(100.9)	(78.1)	29.2%	—	—
Total	$1,582.7	$1,431.0	10.6%	$191.6	$121.8	57.3%	12.1%	8.5%

Segment Information - As Adjusted

	Three Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021
Propulsion	$669.5	$570.5	17.4%	$112.6	$90.6	24.3%	16.8%	15.9%
Parts & Accessories	466.6	505.6	(7.7)%	63.6	61.5	3.4%	13.6%	12.2%
Boat	547.5	433.0	26.4%	54.8	34.2	60.2%	10.0%	7.9%
Corporate/Other	—	—		(28.8)	(30.0)	4.0%
Segment Eliminations	(100.9)	(78.1)	(29.2)%	—	—
Total	$1,582.7	$1,431.0	10.6%	$202.2	$156.3	29.4%	12.8%	10.9%

Segment Information - GAAP

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021
Propulsion	$2,824.0	$2,504.7	12.7%	$522.9	$449.7	16.3%	18.5%	18.0%
Parts & Accessories	2,323.7	2,008.1	15.7%	336.2	335.8	0.1%	14.5%	16.7%
Boat	2,119.4	1,703.1	24.4%	212.8	142.3	49.5%	10.0%	8.4%
Corporate/Other	—	—		(124.1)	(114.9)	(8.0)%
Segment Eliminations	(454.9)	(369.7)	(23.0)%	—	—
Total	$6,812.2	$5,846.2	16.5%	$947.8	$812.9	16.6%	13.9%	13.9%

Segment Information - As Adjusted

	Twelve Months Ended
	Net Sales			Operating Earnings (Loss)			Operating Margin
	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021	% Change	Dec 31, 2022	Dec 31, 2021
Propulsion	$2,824.0	$2,504.7	12.7%	$522.9	$449.7	16.3%	18.5%	18.0%
Parts & Accessories	2,323.7	2,008.1	15.7%	415.5	396.9	4.7%	17.9%	19.8%
Boat	2,119.4	1,703.1	24.4%	216.5	154.9	39.8%	10.2%	9.1%
Corporate/Other	—	—		(106.2)	(114.7)	7.4%
Segment Eliminations	(454.9)	(369.7)	(23.0)%	—	—
Total	$6,812.2	$5,846.2	16.5%	$1,048.7	$886.8	18.3%	15.4%	15.2%

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Three Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$669.5	$570.5	$99.0	17.4%
Operating earnings	112.6	90.6	22.0	24.3%
Operating margin	16.8%	15.9%		90 bps

Parts & Accessories Segment	Three Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$466.6	$505.6	$(39.0)	(7.7)%

GAAP operating earnings	$49.3	$28.9	$20.4	70.6%
Restructuring, exit and impairment charges	0.8	—	0.8	NM
Purchase accounting amortization	12.7	22.5	(9.8)	(43.6)%
Acquisition, integration and IT related costs	0.8	10.1	(9.3)	(92.1)%
Adjusted operating earnings	$63.6	$61.5	$2.1	3.4%

GAAP operating margin	10.6%	5.7%		490 bps
Adjusted operating margin	13.6%	12.2%		140 bps

Boat Segment	Three Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$547.5	$433.0	$114.5	26.4%

GAAP operating earnings	$58.9	$32.4	$26.5	81.8%
Restructuring, exit and impairment charges	(0.3)	0.1	(0.4)	NM
Purchase accounting amortization	0.8	0.5	0.3	60.0%
Acquisition, integration and IT related costs	(4.6)	1.2	(5.8)	NM
Adjusted operating earnings	$54.8	$34.2	$20.6	60.2%

GAAP operating margin	10.8%	7.5%		330 bps
Adjusted operating margin	10.0%	7.9%		210 bps

Corporate/Other	Three Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
GAAP operating loss	$(29.2)	$(30.1)	$0.9	(3.0)%
Acquisition, integration and IT related costs	0.4	0.1	0.3	NM
Adjusted operating loss	$(28.8)	$(30.0)	$1.2	(4.0)%
NM = not meaningful
bps = basis points

Brunswick Corporation
Reconciliation of Non-GAAP Measures - Segment Information
(in millions)
(unaudited)

Propulsion Segment	Twelve Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$2,824.0	$2,504.7	$319.3	12.7%
Operating earnings	522.9	449.7	73.2	16.3%
Operating margin	18.5%	18.0%		50 bps

Parts & Accessories Segment	Twelve Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$2,323.7	$2,008.1	$315.6	15.7%

GAAP operating earnings	$336.2	$335.8	$0.4	0.1%
Restructuring, exit and impairment charges	7.7	0.7	7.0	NM
Purchase accounting amortization	61.9	44.1	17.8	40.4%
Acquisition, integration and IT related costs	9.7	17.8	(8.1)	(45.5)%
Gain on sale of assets	—	(1.5)	1.5	(100.0)%
Adjusted operating earnings	$415.5	$396.9	$18.6	4.7%

GAAP operating margin	14.5%	16.7%		(220) bps
Adjusted operating margin	17.9%	19.8%		(190) bps

Boat Segment	Twelve Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
Net sales	$2,119.4	$1,703.1	$416.3	24.4%

GAAP operating earnings	$212.8	$142.3	$70.5	49.5%
Restructuring, exit and impairment charges	—	0.1	(0.1)	(100.0)%
Purchase accounting amortization	3.1	1.6	1.5	93.8%
Acquisition, integration and IT related costs	0.6	6.3	(5.7)	(90.5)%
Sport Yacht & Yachts	—	3.8	(3.8)	(100.0)%
Palm Coast reclassified from held-for-sale	—	0.8	(0.8)	(100.0)%
Adjusted operating earnings	$216.5	$154.9	$61.6	39.8%

GAAP operating margin	10.0%	8.4%		160 bps
Adjusted operating margin	10.2%	9.1%		110 bps

Corporate/Other	Twelve Months Ended		2022 vs. 2021
	Dec 31, 2022	Dec 31, 2021	$ Change	% Change
GAAP operating loss	$(124.1)	$(114.9)	$(9.2)	8.0%
Restructuring, exit and impairment charges	17.4	—	17.4	NM
Acquisition, integration and IT related costs	0.5	0.2	0.3	NM
Adjusted operating loss	$(106.2)	$(114.7)	$8.5	(7.4)%
NM = not meaningful
bps = basis points

Brunswick Corporation
Comparative Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents, at cost, which approximates fair value	$595.6	$354.5
Restricted cash	12.9	12.2
Short-term investments in marketable securities	4.5	0.8
Total cash and short-term investments in marketable securities	613.0	367.5
Accounts and notes receivable, net	543.0	485.3
Inventories
Finished goods	836.1	685.5
Work-in-process	209.1	176.8
Raw materials	426.2	345.7
Net inventories	1,471.4	1,208.0
Prepaid expenses and other	67.8	63.8
Current assets	2,695.2	2,124.6

Net property	1,270.8	1,046.9

Other assets
Goodwill	967.6	888.4
Other intangibles, net	997.4	1,052.1
Deferred income tax asset	203.3	146.0
Operating lease assets	114.8	92.8
Equity investments	54.0	43.8
Other long-term assets	18.2	30.4
Other assets	2,355.3	2,253.5

Total assets	$6,321.3	$5,425.0

Liabilities and shareholders' equity
Current liabilities
Short-term debt and current maturities of long-term debt	$89.0	$37.4
Accounts payable	662.6	693.5
Accrued expenses	738.3	711.3
Current liabilities	1,489.9	1,442.2

Debt	2,420.0	1,779.0
Other long-term liabilities	369.1	289.6
Shareholders' equity	2,042.3	1,914.2
Total liabilities and shareholders' equity	$6,321.3	$5,425.0

Supplemental Information
Debt-to-capitalization rate	55.1%	48.7%

Brunswick Corporation
Comparative Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	Twelve Months Ended
	December 31, 2022	December 31, 2021
Cash flows from operating activities
Net earnings	$677.0	$593.3
Less: net loss from discontinued operations, net of tax	(4.3)	(2.1)
Net earnings from continuing operations	681.3	595.4
Depreciation and amortization	231.2	178.1
Stock compensation expense	21.9	29.7
Pension (funding), net of expense	(1.2)	(2.1)
Asset impairment charges	18.9	0.8
Deferred income taxes	(18.9)	(21.8)
Changes in certain current assets and current liabilities	(350.6)	(230.6)
Extended warranty contracts and other deferred revenue	13.0	12.1
Income taxes	(1.0)	18.0
Other, net	(14.2)	6.6
Net cash provided by operating activities of continuing operations	580.4	586.2
Net cash provided by (used for) operating activities of discontinued operations	5.7	(12.2)
Net cash provided by operating activities	586.1	574.0

Cash flows from investing activities
Capital expenditures	(388.3)	(267.1)
Purchases of marketable securities	(60.1)	—
Sales or maturities of marketable securities	56.4	55.9
Investments	(11.2)	(11.3)
Acquisition of businesses, net of cash acquired	(93.8)	(1,138.6)
Proceeds from the sale of property, plant and equipment	11.3	7.2
Cross currency swap settlements	42.5	—
Net cash used for investing activities	(443.2)	(1,353.9)

Cash flows from financing activities
Proceeds from issuances of short-term debt	132.2	—
Payments of short-term debt	(125.0)	—
Net proceeds from issuances of long-term debt	741.8	994.4
Payments of long-term debt including current maturities	(59.1)	(128.4)
Net premium paid on early extinguishment of debt	(0.1)	(4.2)
Common stock repurchases	(450.0)	(120.1)
Cash dividends paid	(108.6)	(98.9)
Proceeds from share-based compensation activity	—	0.5
Tax withholding associated with shares issued for share-based compensation	(16.4)	(13.7)
Other, net	(4.0)	(7.8)
Net cash provided by financing activities	110.8	621.8
Effect of exchange rate changes	(11.9)	(5.5)
Net increase (decrease) in Cash and cash equivalents and Restricted cash	241.8	(163.6)
Cash and cash equivalents and Restricted cash at beginning of period	366.7	530.3

Cash and cash equivalents and Restricted cash at end of period	608.5	366.7
Less: Restricted cash	12.9	12.2
Cash and cash equivalents at end of period	$595.6	$354.5

Reconciliation
Free cash flow
Net cash provided by operating activities of continuing operations	$580.4	$586.2
Net cash (used for) provided by:
Plus: Capital expenditures	(388.3)	(267.1)
Plus: Proceeds from the sale of property, plant and equipment	11.3	7.2
Plus: Effect of exchange rate changes on cash and cash equivalents	(11.9)	(5.5)
Free cash flow	$191.5	$320.8